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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                               WELBILT CORPORATION,

                        BERISFORD ACQUISITION CORPORATION

                                       and



                            SCOTSMAN INDUSTRIES, INC.

                                   dated as of

                                  July 1, 1999










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                              TABLE OF CONTENTS


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
                                              ARTICLE I
                                              THE OFFER

Section 1.1       The Offer......................................................................2
Section 1.2       Company Actions................................................................3
Section 1.3       SEC Documents..................................................................3
Section 1.4       Directors......................................................................5


                                             ARTICLE II
                                             The Merger

Section 2.1       The Merger.....................................................................6
Section 2.2       Effective Time.................................................................6
Section 2.3       Closing........................................................................7
Section 2.4       Conversion of Capital Stock....................................................7
Section 2.5       Exchange of Certificates.......................................................7
Section 2.6       Withholding Taxes..............................................................9
Section 2.7       Stock Options..................................................................9
Section 2.8       Appraisal Rights...............................................................9


                                             ARTICLE III
                            REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1       Organization, Standing and Corporate Power....................................10
Section 3.2       Subsidiaries..................................................................10
Section 3.3       Capital Structure.............................................................11
Section 3.4       Authority; Noncontravention; Company Action...................................12
Section 3.5       SEC Documents; Financial Statements...........................................13
Section 3.6       Schedule 14D-9; Offer Documents; Proxy Statement..............................13
Section 3.7       Absence of Certain Changes or Events..........................................14
Section 3.8       Litigation....................................................................14
Section 3.9       Absence of Changes in Benefit Plans; SEC Disclosure...........................14
Section 3.10      Employee Benefits; ERISA......................................................14
Section 3.11      Taxes.........................................................................17
Section 3.12      No Excess Nondeductible Payments..............................................18
Section 3.13      Compliance with Applicable Laws...............................................18
Section 3.14      Environmental Matters.........................................................19
Section 3.15      Intellectual Property.........................................................20
Section 3.16      Contracts.....................................................................20
Section 3.17      Labor Relations...............................................................21
Section 3.18      Products Liability; Recalls...................................................22
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
Section 3.19      Applicability of State Takeover Statutes......................................22
Section 3.20      Voting Requirements...........................................................22
Section 3.21      Brokers.......................................................................22
Section 3.22      Opinion of Financial Advisor..................................................22
Section 3.23      Year 2000.....................................................................23
Section 3.24      Absence of Questionable Payments..............................................23


                                             ARTICLE IV
                                  REPRESENTATIONS AND WARRANTIES OF
                                        PARENT AND PURCHASER

Section 4.1       Organization, Standing and Corporate Power....................................23
Section 4.2       Authority; Noncontravention...................................................23
Section 4.3       Proxy Statement; Offer Documents..............................................24
Section 4.4       Operations of Purchaser.......................................................25
Section 4.5       Brokers.......................................................................25
Section 4.6       Sufficient Funds..............................................................25


                                              ARTICLE V
                                              COVENANTS

Section 5.1       Interim Operations of the Company.............................................25
Section 5.2       Access; Confidentiality.......................................................28
Section 5.3       Special Meeting, Proxy Statement..............................................29
Section 5.4       Reasonable Efforts; Notification..............................................29
Section 5.5       No Solicitation...............................................................31
Section 5.6       Publicity.....................................................................32
Section 5.7       Transfer Taxes................................................................32
Section 5.8       State Takeover Laws...........................................................32
Section 5.9       Indemnification and Insurance.................................................33
Section 5.10      Employees.....................................................................34


                                             ARTICLE VI
                                             CONDITIONS

Section 6.1       Conditions to Each Party's Obligation to Effect the Merger....................34


                                             ARTICLE VII
                                             TERMINATION

Section 7.1       Termination...................................................................35
Section 7.2       Effect of Termination.........................................................37
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
                                            ARTICLE VIII
                                            MISCELLANEOUS

Section 8.1       Fees and Expenses.............................................................37
Section 8.2       Amendment and Modification....................................................38
Section 8.3       Nonsurvival of Representations and Warranties.................................38
Section 8.4       Notices.......................................................................38
Section 8.5       Interpretation................................................................39
Section 8.6       Counterparts..................................................................39
Section 8.7       Entire Agreement; No Third Party Beneficiaries; Rights of Ownership...........39
Section 8.8       Severability..................................................................39
Section 8.9       Governing Law.................................................................40
Section 8.10      Assignment....................................................................40
Section 8.11      Enforcement...................................................................40
Section 8.12      Extension; Waiver.............................................................40
Section 8.13      Certain Undertakings of Parent................................................41
Section 8.14      Definitions...................................................................41
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                                    -iii-

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of July 1, 1999, by and among WELBILT CORPORATION, a Delaware corporation ("Parent"), BERISFORD ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned Subsidiary of Parent ("Purchaser"), and SCOTSMAN INDUSTRIES, INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement have the meanings ascribed to them in Article VIII.


                  WHEREAS, the Board of Directors of each of Parent, Purchaser and the Company have approved, and deem it fair to, advisable and in the best interests of their respective stockholders to consummate, the acquisition of the Company by Parent and Purchaser upon the terms and subject to the conditions set forth herein;


                  WHEREAS, in furtherance thereof, it is proposed that Purchaser make a cash tender offer to acquire all shares of the issued and outstanding common stock, $.10 par value, of the Company (the "Shares") for $33.00 per share, net to the seller in cash, upon the terms and subject to the conditions set forth herein;


                  WHEREAS, also in furtherance of such acquisition, the Board of Directors of each of Parent, Purchaser and the Company have approved this Agreement and the Merger (as herein defined) following the Offer (as herein defined) pursuant to which Purchaser shall merge with and into the Company and outstanding Shares shall be converted into the right to receive the Offer Price (as herein defined) in cash, without interest, all in accordance with the DGCL (as herein defined) and upon the terms and subject to the conditions set forth herein;


                  WHEREAS, the Board of Directors of the Company has determined that the consideration to be paid for each Share in the Offer and the Merger is fair to the holders of such Shares and has resolved to recommend that the holders of such Shares tender their Shares pursuant to the Offer and approve and adopt this Agreement and the Merger upon the terms and subject to the conditions set forth herein; and


                  WHEREAS, the Company, Parent and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger;


                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                                    THE OFFER

         SECTION 1.1 THE OFFER. (a) On the fifth business day after the public announcement of the execution hereof Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) a tender offer (the "Offer") for all of the outstanding Shares at a price of $33.00 per Share, net to the seller in cash (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"), subject to the conditions set forth in Annex A hereto.

         (b) The obligations of Purchaser to commence the Offer and to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the conditions set forth in Annex A hereto, any of which may be waived in whole or in part by Purchaser in its sole discretion except that Purchaser may not waive the Minimum Condition without the consent of the Company. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement and the conditions set forth in Annex A hereto.

         (c) Purchaser expressly reserves the right to modify the terms of the Offer; provided that, without the Company's prior written consent, Purchaser shall not decrease the Offer Price, change the initial scheduled expiration of the Offer to a date earlier then the date 25 business days after the date the Offer is commenced, change the form of consideration to be paid in the Offer or decrease the number of Shares sought, extend the Offer (except as otherwise expressly permitted in this Section 1.1(c) or required by Section 1.1(d)) or amend any other condition of the Offer in any manner adverse to the holders of the Shares or impose additional conditions without the prior written consent of the Company; provided further, however, that, if on the initial scheduled expiration date of the Offer, which shall be 25 business days after the date that the Offer is commenced, all conditions to the Offer shall not have been satisfied or waived, Purchaser may, from time to time until such time as all such conditions are satisfied or waived, extend the expiration date. In addition, the Offer Price may be increased and the Offer may be extended to the extent required by applicable Law in connection with such increase, in each case without the consent of the Company. Purchaser shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and pay for Shares validly tendered as promptly as practicable (and in any event within three business days); provided, however, that if, immediately prior to the initial expiration date of the Offer, the Shares validly tendered and not withdrawn pursuant to the Offer equal more than 75% but less than 90% of the outstanding Shares, Purchaser, in its sole judgment, may extend the Offer for a period not to exceed 5 business days, notwithstanding that all conditions to the Offer are satisfied as of such expiration date of the Offer. If this Agreement is terminated, Purchaser shall, and Parent shall cause Purchaser to, promptly terminate the Offer.

         (d) Parent and Purchaser agree that Purchaser will not terminate the Offer between scheduled expiration dates (except in the event that this Agreement is terminated pursuant to Section 7.1) and that, in the event that Purchaser would otherwise be entitled to terminate the Offer at any scheduled expiration date thereof due to the failure of one or more of the conditions set forth in Annex A, unless this Agreement shall have been terminated pursuant to
Section 7.1, Purchaser shall, and Parent shall cause Purchaser to, extend the Offer until such


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

date as the conditions set forth in Annex A have been satisfied or such later date as required by applicable law; provided, however, that nothing herein shall require Purchaser to extend the Offer beyond the Outside Date.

         (e) Parent shall provide or cause to be provided to Purchaser on a timely basis all funds necessary to accept for payment, and pay for, any Shares that are validly tendered and not withdrawn pursuant to the Offer and that Purchaser is permitted to accept for payment under applicable law and pay for, pursuant to the Offer.

         SECTION 1.2 COMPANY ACTIONS. (a) The Company hereby approves of and consents to the Offer and represents that the Board of Directors of the Company, at a meeting duly called and held, has (i) by a vote of all those present determined that each of the Agreement, the Offer and the Merger (as defined in Section 2.1) are fair to and in the best interests of the stockholders of the Company, (ii) by a vote of all those present approved this Agreement, the Offer, the acquisition of Shares pursuant to the Offer and the Merger for purposes of
Section 203 of the DGCL (the "Section 203 Approval"), (iii) received the opinion of Morgan Stanley & Co. Incorporated ("Morgan Stanley Dean Witter"), financial advisor to the Company, to the effect that, as of the date of this Agreement, the Offer Price to be received by holders of Shares pursuant to the Offer and the Merger Consideration (as defined herein) pursuant to the Merger is fair to the stockholders of the Company from a financial point of view, (iv) approved this Agreement and the transactions contemplated hereby and thereby, including the Offer and the Merger (collectively, the "Transactions") and (v) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder to Purchaser and approve and adopt this Agreement and the Merger (it being understood that, notwithstanding anything in this Agreement to the contrary, if the Company's Board of Directors modifies or withdraws its recommendation in accordance with the terms of Section 5.5, such modification or withdrawal shall not constitute a breach of this Agreement).

         (b) In connection with the Offer, the Company will promptly furnish or cause to be furnished to Purchaser mailing labels, security position listings and any available listings or computer files containing the names and addresses of all holders of record of the Shares as of a recent date, and shall furnish Purchaser with such additional information (including, but not limited to, updated lists of holders of the Shares and their addresses, mailing labels and lists of security positions) and such assistance as Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial holders of the Shares. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents (as herein defined) and any other documents necessary to consummate the Merger, Parent, Purchaser and their affiliates and associates shall hold in confidence the information contained in any such labels, listings and files and all other information delivered pursuant to this Section 1.2(b), will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will promptly deliver to the Company all copies, extracts or summaries of such information in their possession or the possession of their agents.

         SECTION 1.3 SEC DOCUMENTS. (a) On the date the Offer is commenced, Parent and Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 in accordance with the Exchange Act with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-1"). The Schedule 14D-1 will include, as exhibits, the Offer to Purchase and a form of letter of transmittal (collectively, together with any amendments and supplements thereto, the "Offer Documents"). Concurrently with the filing of the Schedule 14D-1 by Parent and Purchaser, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 in accordance with the Exchange Act (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9"), which shall, except as otherwise provided herein, contain the recommendation referred to in clause (v) of Section 1.2(a) hereof (subject to the right of the Board of Directors of the Company to modify or withdraw such recommendation in accordance with Section 5.5), and the Company shall also file therewith the information required to be distributed to the stockholders of the Company pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder as is necessary to enable Parent's designees to be elected to the Company's Board of Directors pursuant to Section 1.4 hereof; provided that the Parent shall have provided to the Company on a timely basis all information required to be included therein with respect to such designees.

         (b) Parent and Purchaser will take all steps necessary to ensure that the Offer Documents, and the Company will take all steps necessary to ensure that the Schedule 14D-9 and the information required to be distributed to the stockholders of the Company pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder as is necessary to enable Parent's designees to be elected to the Company's Board of Directors pursuant to Section 1.4 hereof, will comply in all material respects with the provisions of applicable Federal and state securities Laws. Each of Parent and Purchaser will take all steps necessary to cause the Offer Documents, and the Company will take all steps necessary to cause the Schedule 14D-9 and the information required to be distributed to the stockholders of the Company pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder as is necessary to enable Parent's designees to be elected to the Company's Board of Directors pursuant to
Section 1.4 hereof, to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable Federal and state securities Laws and Parent or Purchaser will supply the Company any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1. Each of Parent and Purchaser, on the one hand, and the Company, on the other hand, will promptly correct any information provided by it for use in the Offer Documents and the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and each of Parent and Purchaser will take all steps necessary to cause the Offer Documents, and the Company will take all steps necessary to cause the Schedule 14D-9, as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable Federal and state securities Laws. Parent and its counsel shall be given a reasonable opportunity to review and comment upon the Schedule 14D-9 and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company and the Company and its counsel shall be given a reasonable opportunity to review and comment upon the Schedule 14D-1 and the Offer Documents and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company. The Company agrees to provide Parent and its counsel with copies of any written comments that the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments and each of Parent and Purchaser agrees to provide the Company and its counsel with copies of any written comments



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

that Parent, Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

         SECTION 1.4 DIRECTORS. (a) Promptly after the purchase of and payment for any Shares by Purchaser or any of its affiliates as a result of which Purchaser and its affiliates own beneficially at least a majority of then outstanding Shares, Parent shall be entitled, to the extent permitted by law, to designate such number of directors, rounded up to the next whole number, on the Company's Board of Directors, subject to compliance with Section 14(f) of the Exchange Act, as is equal to the product of the total number of directors on such Board (giving effect to the increase in the size of such Board pursuant to this Section 1.4) multiplied by the percentage that the number of Shares beneficially owned by Purchaser (including Shares so accepted for payment) bears to the total number of Shares then outstanding. In furtherance thereof, the Company shall, upon request of Parent, use its best efforts promptly either to increase the size of its Board of Directors or to secure the resignations of such number of its incumbent directors, or both, as is necessary to enable such designees of Parent to be so elected or appointed to the Company's Board of Directors, and the Company shall take all reasonable actions available to the Company to cause such designees of Parent to be so elected or appointed. At such time, the Company shall, if requested by Parent, also take all action necessary to cause Persons designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body) of each Subsidiary of the Company and (iii) each committee (or similar body) of each such board.

         (b) Notwithstanding the provisions of Section 1.4(a), the parties hereto shall use their respective reasonable best efforts to ensure that at least three of the members of the Board shall, at all times prior to the Effective Time (as defined in Section 2.2 hereof) be, Continuing Directors; and provided, that, in such event, if the number of Continuing Directors shall be reduced below three for any reason whatsoever, the remaining Continuing Directors shall, to the fullest extent permitted by law, designate a person to fill such vacancy who shall be deemed to be a Continuing Director for purposes of this Agreement or, if no Continuing Directors then remain, the other directors shall designate three persons to fill such vacancies who shall not be officers or affiliates of the Company or any of its Subsidiaries, or officers or affiliates of Parent or any of its Subsidiaries, and such persons shall be deemed to be Continuing Directors for purposes of this Agreement. From and after the time, if any, that Parent's designees constitute a majority of the Company's Board of Directors, any amendment, modification or waiver of any term or condition of this Agreement, any amendment to the Company's Certificate of Incorporation or By-Laws, any termination of this Agreement by the Company, any extension of time for performance of any of the obligations of Parent or Purchaser hereunder, any waiver of any condition to the Company's obligations hereunder or any waiver or assertion of the Company's rights hereunder or other action by the Company hereunder may be effected only by the action of a majority of the Continuing Directors of the Company, which action shall be deemed to constitute the action of the full Board of Directors of the Company; provided, that if there shall be no Continuing Directors such actions may be effected by a majority vote of the entire Board of Directors; provided further that, if there be no such Continuing Directors, Purchaser shall not decrease the Merger Consideration or change the form of Merger Consideration. The provisions of this Section 1.4 are in addition to and shall not limit any rights which Purchaser, Parent or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of applicable Law with respect to the election of directors or otherwise.

                                   ARTICLE II
                                   THE MERGER

         SECTION 2.1 THE MERGER. (a) Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 2.2 hereof), the Company and Purchaser shall consummate a merger (the "Merger") pursuant to which (x) Purchaser shall be merged with and into the Company and the separate corporate existence of Purchaser shall thereupon cease and (y) the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the Laws of the State of Delaware.

         (b) Pursuant to the Merger, at the Effective Time, (x) the certificate of incorporation of Purchaser, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation; provided, however, that Article FIRST of the certificate of incorporation shall be amended to read in its entirety as follows: "FIRST: The name of the corporation is Scotsman Industries, Inc." and (y) the by-laws of Purchaser, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation, each until thereafter changed or amended as provided therein and by the DGCL.

         (c) The directors of Purchaser at the Effective Time shall be the initial directors of the Surviving Corporation until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

         (d) The Merger shall have the effects specified in the applicable provisions of the DGCL.

         SECTION 2.2 EFFECTIVE TIME. Subject to the terms and conditions of this Agreement, Parent, Purchaser and the Company will cause a certificate of merger or, if applicable, a certificate of ownership and merger (as applicable, the "Certificate of Merger"), to be executed and filed on the date of the Closing (as defined in Section 2.3) (or on such other date as Parent and the Company may agree) with the Secretary of State of Delaware (the "Secretary of State") as provided in the DGCL. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such other time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time". The filing of the Certificate of Merger shall be made as soon as practicable after the satisfaction or waiver of the conditions to the Merger set forth herein.

         SECTION 2.3 CLOSING. The closing of the Merger (the "Closing") shall take place at 10:00 a.m., local time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "Closing Date"), at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York, 10038, unless another date or place is agreed to in writing by the parties hereto.

         SECTION 2.4 CONVERSION OF CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Shares or any shares of capital stock of Purchaser:

         (a) Purchaser Capital Stock. Each issued and outstanding share of common stock, par value $.01 per share, of Purchaser shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

         (b) Cancellation of Treasury Stock and Purchaser-Owned Stock. All Shares that are owned by the Company or any Subsidiary of the Company (other than by Benefit Plans) and any Shares owned by Parent, Purchaser or any Subsidiary of Parent or Purchaser (other than shares owned by any employee benefit plan of Parent, Purchaser or any Subsidiary of Parent or Purchaser) shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

         (c) Exchange of Shares. Each issued and outstanding Share (other than Shares to be cancelled in accordance with Section 2.4(b) and Dissenting Shares (as herein defined)) shall be converted into the right to receive the Offer Price in cash, without interest (the "Merger Consideration"). All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.5, without interest.

         SECTION 2.5 EXCHANGE OF CERTIFICATES. (a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company, to act as agent for the holders of the Shares in connection with the Merger (the "Paying Agent") to receive the funds to which holders of the Shares shall become entitled pursuant to Section 2.4(c). Parent shall, from time to time, make available to the Paying Agent funds in amounts and at times necessary for the payment of the Merger Consideration as provided herein. Funds made available to the Paying Agent shall be invested by the Paying Agent as directed by Purchaser or, after the Effective Time, the Surviving Corporation, provided that such investments shall only be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1 billion. All interest earned on such funds shall be paid to Parent.

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 2.4, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form not inconsistent with this Agreement as Parent may specify) and (ii) instructions for use in surrendering the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, Parent shall cause the Paying Agent to pay to the holder of such Certificate the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. In the event of a surrender of a Certificate representing Shares which are not registered in the transfer records of the Company under the name of the Person surrendering such Certificate, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.5, each Certificate (other than Certificates representing Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II. No interest shall be paid or will accrue on the Merger Consideration payable to holders of Certificates pursuant to the provisions of this Article II.

         (c) Transfer Books; No Further Ownership Rights in Shares. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

         (d) Termination of Fund; No Liability. At any time following twelve months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

         (e) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to this Agreement.

         SECTION 2.6 WITHHOLDING TAXES. Parent and Purchaser shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from the Offer Price or the Merger Consideration payable to a holder of Shares pursuant to the Offer or the Merger any withholding and stock transfer Taxes and such amounts as are required under the Code, or any applicable provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Parent or Purchaser, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or Purchaser.

         SECTION 2.7 STOCK OPTIONS. (a) At or immediately prior to the Effective Time, each then outstanding option to purchase any shares of capital stock of the Company (in each case, an "Option"), whether or not then vested or exercisable, shall be cancelled by the Company. In consideration of such cancellation of Options with an exercise price of less than the Offer Price, the Company (or, at Parent's option, the Purchaser) shall pay to such holders of Options an amount in respect thereof equal to the product of (A) the excess of the Offer Price over the exercise price of each such Option and (B) the number of Shares previously subject to the Option immediately prior to its cancellation (such payment to be net of withholding taxes and without interest). The amounts payable pursuant to this Section 2.7 shall be paid as soon as practicable following the Closing Date.

         (b) The Company shall take all actions necessary and appropriate so that all stock option or other equity based plans maintained with respect to the Shares, including, without limitation, the plans listed in Section 3.3 hereof ("Option Plans"), shall terminate as of the Effective Time and the provisions in any other Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of an Option or any participant in any Option Plan shall have any right thereunder to acquire any capital stock of the Company, Parent, Purchaser or the Surviving Corporation.

         (c) Prior to the Effective Time, the Company shall (i) obtain all necessary consents from, and provide (in a form acceptable to Parent) any required notices to, holders of Options and (ii) take all lawful action, as is necessary to give effect to the provisions of paragraphs (a) and (b) of this
Section 2.7.

         SECTION 2.8 APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, Shares (the "Dissenting Shares") that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who did not vote in favor of the Merger and who comply with all of the relevant provisions of Section 262 of the DGCL (the

"Dissenting Stockholders") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the DGCL. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders' rights of appraisal, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Stockholder shall thereupon be treated as though such Shares had been converted into the right to receive the Merger Consideration pursuant to Section 2.4(c) without any interest thereon.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Purchaser as follows:

         SECTION 3.1 ORGANIZATION, STANDING AND CORPORATE POWER. Each of the Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as it is now being conducted, except, with respect to Subsidiaries, where the failure to be so existing and in good standing or to have such power and authority would not reasonably be expected to have a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered to Parent complete and correct copies of the Certificate of Incorporation and the By-Laws of the Company, in each case as amended to the date of this Agreement, and has made available to Parent the certificates of incorporation and by-laws or other organizational documents of each of each of its Subsidiaries, in each case as amended to the date of this Agreement. Except as set forth on Schedule 3.1 of the Company Disclosure Schedule (as defined below), the Company has delivered to Parent true and complete copies of all minutes of its Board of Directors since January 1, 1996.

         SECTION 3.2 SUBSIDIARIES. (a) Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 1999 and Schedule 3.2 of the disclosure schedule delivered by the Company to Parent at or prior to the execution of this Agreement (the "Company Disclosure Schedule") together include the names and jurisdictions of incorporation of all of the Subsidiaries of the Company. Except as set forth in Schedule 3.2 of the Company Disclosure Schedule, all the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

         (b) The Company does not directly or indirectly beneficially own any equity securities or other beneficial ownership interests in any other entity (including through joint ventures or partnership arrangements) other than (i) the Subsidiaries of the Company, (ii) as disclosed on Schedule 3.2 of the Company Disclosure Schedule or (iii) securities or other interests primarily for investment purposes as part of routine cash management or investments of 1% or less in publicly traded companies.

         SECTION 3.3 CAPITAL STRUCTURE. Except as set forth in Schedule 3.3 of the Company Disclosure Schedule, the authorized capital stock of the Company consists of 50,000,000 Shares of Common Stock, $.10 par value (the "Common Stock") and 10,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Shares"). As of the date hereof, (i) 10,627,875 shares of Common Stock were issued and outstanding and no Preferred Shares were issued and outstanding, (ii) 1,647,995 shares of Common Stock were reserved for issuance upon exercise of Options pursuant to Option Plans, (iii) Options were outstanding exercisable into 886,510 shares of Common Stock with an average exercise price of $17.74 and (iv) 203,365 shares of Common Stock were issued and are held in the Company's treasury. Except as set forth above or on Schedule 3.3 of the Company Disclosure Schedule, as of the date of this Agreement: (i) no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding; (ii) there are no stock appreciation rights, phantom stock units, restricted stock grants, contingent stock grants or Benefit Plans which grant awards of any of the foregoing, and there are no other outstanding contractual rights to which the Company is a party the value of which is based on the value of Shares; (iii) all outstanding shares of capital stock of the Company are, and all Shares which may be issued will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights; and (iv) there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company or any of its Subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries. Schedule 3.3 of the Company Disclosure Schedule accurately sets forth information regarding the current exercise price, date of grant and number of outstanding Options for each holder of Options pursuant to any Option Plan. Following the Effective Time, no holder of Options will have any right to receive shares of common stock of the Surviving Corporation upon exercise of Options.

         SECTION 3.4 AUTHORITY; NONCONTRAVENTION; COMPANY ACTION. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the holders of a majority of the outstanding Shares (if required), to consummate the Merger contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to approval of this Agreement by the holders of a majority of the outstanding Shares (if required). This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding obligation of Parent and Purchaser, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Except as set forth on Schedule 3.4 of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement does not, and the consummation of the Transactions (including the changes in the composition of the Board of Directors of the Company) and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to, (i) the Certificate of Incorporation or By-laws of the Company or the comparable charter or organizational documents of any of its Subsidiaries, (ii) any material loan or credit agreement note, bond, mortgage, indenture, lease, contract or other agreement, instrument or Permit applicable to the Company or any of its Subsidiaries or their respective properties or assets or (iii) any Law applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, Liens, losses of a material benefit, termination, consents or notices that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person, is required by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Transactions, except for (i) the filings, permits, authorizations, consents and approvals set forth in Schedule 3.4 of the Company Disclosure Schedule, or as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act, state takeover laws and foreign or supra-national laws relating to anti-trust and anti-competition clearances, any applicable state securities or "blue sky" Laws and the DGCL, (ii) such filings and consents, if any, as may required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Offer, the Merger or the transactions contemplated by this Agreement, (iii) such filings, if any, as may be required in connection with the Transfer Taxes described in Section 5.7, and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not reasonably be expected to, individually or in the aggregate, (x) impair, in any material respect, the ability of the Company to perform its obligations under this Agreement, (y) prevent or significantly delay the consummation of the Transactions or (z) have a Material Adverse Effect on the Company. The Board of Directors of the Company has taken all appropriate action so that neither Parent nor Purchaser will be an "interested stockholder" within the meaning of Section 203 of the DGCL by virtue of Parent, Purchaser and the Company entering into this Agreement or any other agreement contemplated hereby or thereby and consummating the Transactions.

         SECTION 3.5 SEC DOCUMENTS; FINANCIAL STATEMENTS. The Company has filed all SEC Documents required to be filed by it since March 31, 1996 (the "Company's SEC Documents"). As of their respective dates, (i) the Company's SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and (ii) none of the Company's SEC Documents contained at the time of their filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company's SEC Documents, as of the dates of such SEC Documents, were true and complete in all material respects and complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except in the case of the unaudited statements, as permitted by Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which in the aggregate are not material and to any other adjustment described therein). Except as set forth on Schedule 3.5 of the Company Disclosure Schedule and except as set forth in the Company's SEC Documents filed and publicly available prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Company's SEC Documents filed and publicly available prior to the date of this Agreement, and liabilities and obligations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, to the knowledge of the Company, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).

         SECTION 3.6 SCHEDULE 14D-9; OFFER DOCUMENTS; PROXY STATEMENT. Neither the Schedule 14D-9, any other document required to be filed by the Company with the SEC in connection with the Transactions, nor any information supplied by the Company for inclusion in the Offer Documents shall, at the respective times the
Schedule 14D-9, any such other filings by the Company, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will not, on the date the Proxy Statement (including any amendment or supplement thereto) is first mailed to stockholders of the Company and at the time of the Special Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. The
Schedule 14D-9, any other document required to be filed by the Company with the SEC in connection with the Transactions and the Proxy Statement will, when filed by the Company with the SEC, comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the statements made in any of the foregoing documents based on and in conformity with information supplied by or on behalf of Parent or Purchaser in writing specifically for inclusion therein. Section

         SECTION 3.7 ABSENCE OF CERTAIN CHANGES OR EVENTs. Except as set forth in the Company's SEC Documents or on Schedule 3.7 of the Company Disclosure Schedule, since January 3, 1999, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects only in the ordinary course, (ii) there has not been any Material Adverse Change in the Company and its Subsidiaries, taken as a whole and (iii) through the date hereof, neither the Company nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.1.

         SECTION 3.8 LITIGATION. Except as set forth in the Company's SEC Documents or on Schedule 3.8 of the Company Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, there are (i) no suits, actions or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, (ii) no complaints, lawsuits, charges or other proceedings pending or, to the Knowledge of the Company, threatened in any forum by or on behalf of any present or former employee of the Company or any of its Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortuous conduct in connection with the employment relationship, or
(iii) no judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator outstanding against the Company or any Subsidiary. Section

         3.9 ABSENCE OF CHANGES IN BENEFIT PLANS; SEC DISCLOSURE. Except as disclosed on Schedule 3.9 of the Company Disclosure Schedule, there has not been any adoption or material amendment by the Company or any of its Subsidiaries or any ERISA Affiliate (as defined in Section 3.10 hereof) of any Benefit Plan (as defined in Section 3.10 hereof) since January 3, 1999. Except as disclosed on Schedule 3.9 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any formal plan or commitment to create any additional Benefit Plan or modify or change any existing Benefit Plan that would materially affect any employee or terminated employee of the Company or a Subsidiary of the Company.

         SECTION 3.10 EMPLOYEE BENEFITS; ERISA. (a) Schedule 3.10 of the
Company Disclosure Schedule contains a true and complete list, as of the date of this Agreement, of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, employment, severance or termination pay, health insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, other than a non-material fringe benefit plan, sponsored, maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries or by any trade or business, whether or not incorporated, that is a member of a "controlled group" within the meaning of section 4001 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA") of which the Company or a Subsidiary is a member or which is under "common control" within the meaning of Section 4001 of ERISA, with the Company or a Subsidiary (an "ERISA Affiliate"), for the benefit of any employee or terminated employee of the Company, its Subsidiaries or any ERISA Affiliate, whether formal or informal (the "Benefit Plans"), excluding any Benefit Plan established or maintained outside the United States of America primarily for the benefit of employees residing outside the United States of America (a "Foreign Benefit Plan").

         (b) With respect to each Benefit Plan (other than a Foreign Benefit
Plan), the Company has made available a true and complete copy thereof (including all amendments thereto), as well as a true and complete copy of the most recent annual report, if required under ERISA, with respect thereto; the most recent actuarial report, if required under ERISA, with respect thereto; the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87, Employer's Accounting for Pensions; the most recent Summary Plan Description, together with each subsequent Summary of Material Modifications, if required under ERISA with respect thereto; if the Benefit Plan is funded through a trust or any third party funding vehicle, the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; and the most recent determination letter received from the Internal Revenue Service with respect to each Benefit Plan that is intended to be qualified under section 401 of the Code.

         (c) Except as would not reasonably be expected to have a Material Adverse Effect on the Company, no liability to the Pension Benefit Guaranty Corporation ("PBGC") (or any comparable foreign Governmental Entity) under Title IV of ERISA (or any comparable applicable foreign Law) has been incurred by the Company, its Subsidiaries or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company, its Subsidiaries or any ERISA Affiliate of incurring a liability under such Title (or other comparable applicable foreign
Law), other than liability for premiums due the PBGC (or other comparable foreign Governmental Entity) (which premiums have been paid when due). Except as would not reasonably be expected to have a Material Adverse Effect on the Company, each Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable Law, including but not limited to ERISA and the Code.

         (d) The PBGC (or other comparable foreign Governmental Entity) has not instituted proceedings to terminate any Benefit Plan and no condition exists that presents a material risk that such proceedings will be instituted.

         (e) Except as set forth in Schedule 3.10(e) of the Company Disclosure Schedule, no Benefit Plan is subject to Section 302 of the Code or Title IV of ERISA.

         (f) Except as would not reasonably be expected to have a Material Adverse Effect on the Company, neither the Company, nor any Subsidiary of the Company, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any Subsidiary of the Company, any such trust, or any trustee or administrator thereof, or any party dealing with any Benefit Plan or any such trust could be subject to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4975 or 4976 of the Code.

         (g) Except as would not reasonably be expected to have a Material Adverse Effect on the Company, all employee Benefit Plans that are subject to the Laws of any jurisdiction outside the United States are in material compliance with such applicable Laws, including relevant tax Laws, and the requirements of any trust deed under which they are established.

         (h) Each Benefit Plan which is intended to be "qualified" within the meaning of section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code and to the knowledge of the Company no event has occurred to cause the loss of such qualified or exempt status.

         (i) No Benefit Plan provides health, death or medical benefits (whether or not insured) with respect to current or former employees of the Company or its Subsidiaries beyond their retirement or other termination of service (other than (a) coverage mandated by applicable Law or (b) benefits the full cost of which is borne by the current or former employee (or his beneficiary) or (c) as disclosed on Schedule 3.10(i) of the Company Disclosure Schedule).

         (j) Except as set forth in Schedule 3.10(j) of the Company Disclosure Schedule, the consummation of the Transactions, alone, will not (a) entitle any current or former employee or officer of the Company or any Subsidiary to severance pay, unemployment compensation or any other payment, (b) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, (c) result in any prohibited transaction described in section 406 of ERISA or section 4975 of the Code for which an exemption is not available, or (d) require the Company or any ERISA Affiliate to fund or make any payments to any trust or other funding vehicle in respect of any Benefit Plan.

         (k) Except as would not reasonably be expected to have a Material Adverse Effect on the Company, there are no pending, anticipated or, to the Knowledge of the Company, threatened claims by or on behalf of any Benefit Plan, by any employee or beneficiary covered under any such Benefit Plan, or otherwise involving any such Benefit Plan (other than routine claims for benefits).

         (l) Except as would not reasonably be expected to have a Material Adverse Effect on the Company, with respect to each multiemployer plan within the meaning of Section 4001(a) (3) of ERISA (a "Multiemployer Plan") in which the Company, any Subsidiary of the Company or any ERISA Affiliate participates or has participated, (i) none of the Company, any of its Subsidiaries or any ERISA Affiliate has withdrawn, partially withdrawn, or received any notice of any claim or demand for withdrawal liability or partial withdrawal liability,
(ii) none of
the Company nor any of its Subsidiaries or any ERISA Affiliate has received any notice that any such plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that any such plan is or may become insolvent, (iii) none of the Company, any of its Subsidiaries or any ERISA Affiliate has failed to make any required contributions, (iv) to the Company's knowledge, no such plan is a party to any pending merger or asset or liability transfer, (v) to the Company's knowledge, there are no PBGC proceedings against or affecting any such plan, and
(vi) none of the Company, any of its Subsidiaries or any ERISA Affiliate has any withdrawal liability by reason of a sale of assets pursuant to Section 4204 of ERISA. With respect to each Multiemployer Plan, as of its last valuation date, the amount of potential withdrawal liability of the Company, any of its Subsidiaries and any ERISA Affiliates would not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 3.11 TAXES. (a) Each of the Company and each of its Subsidiaries has duly and timely filed (or has had duly and timely filed on its behalf) all Tax Returns required to be filed by it except where failures to file such Tax Returns would not reasonably be expected to have a Material Adverse Effect on the Company, and all such Tax Returns are true, complete and correct, except where failures to be true, complete and correct would not reasonably be expected to have a Material Adverse Effect on the Company. Each of the Company and each of its Subsidiaries has paid (or has had paid on its behalf) all Taxes due and owing by them and the most recent financial statements contained in the Company's SEC Documents reflect adequate reserves in accordance with GAAP for all Taxes payable by the Company or its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements, except where failures to pay such Taxes due or reserve for such Taxes payable would not reasonably be expected to have a Material Adverse Effect on the Company.

         (b) Each of the Company and each of its Subsidiaries has complied with all applicable Laws relating to the payment and withholding of Taxes (including the withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any applicable foreign Laws) and have, within the time and in the manner prescribed by applicable Laws, withheld from employee wages and paid to the proper Taxing Authority all amounts required to be so withheld and paid, or have accrued, reserved against and entered such amounts on the books of the Company, except where failures to withhold and pay such amounts or accrue, reserve against and enter such amounts on the books of the Company would not, individually or in the aggregate, reasonably be expected to have Material Adverse Effect on the Company.

         (c) Except as set forth on Schedule 3.11 of the Company Disclosure Schedule, (i) to the Company's knowledge, no deficiencies for any Taxes have been threatened, proposed, asserted or assessed (either in writing or orally) against the Company or any of its Subsidiaries, (ii) no Taxing Authority is conducting or has proposed or threatened in writing to conduct an audit with respect to Taxes or any Tax Returns of the Company or any of its Subsidiaries,
(iii) no extension or waiver of the statute of limitations with respect to Taxes or any Tax Return has been granted by the Company or any of its Subsidiaries, which remains in effect, except where such extension or waiver would not reasonably be expected to have a Material Adverse Effect on the Company, (iv) neither the Company nor any of its Subsidiaries is a party to any Tax Sharing Arrangement, (v) there are no Liens for Taxes upon the assets of the Company or any of its Subsidiaries, except for statutory Liens for current Taxes not yet due, (vi) to the Company's knowledge, no jurisdiction where either the Company or any of its Subsidiaries does not file a Tax Return has asserted or otherwise made a claim that the Company or any of its Subsidiaries is required to file a Tax Return for such jurisdiction, (vii) neither the Company nor any of its Subsidiaries has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code (or comparable provision under state, local or foreign Tax Laws) by reason of a change in accounting method or otherwise and the Company and each of its Subsidiaries do not have knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, (viii) neither the Company nor any of its Subsidiaries has any liability for Taxes under Section 1.1502-6 of the Treasury regulations promulgated under the Code or any comparable state, local or foreign Tax Laws or by contract or otherwise, (ix) neither the Company nor any of its Subsidiaries has filed a consent pursuant to
Section 341(f) of the Code (or any predecessor provision) or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries, (x) all Tax deficiencies which have been claimed, proposed or asserted against the Company or any of its Subsidiaries have been fully paid or finally settled, and no issue has been raised in any examination by the Taxing Authority, which by application of similar principles, could be expected to result in the proposal or assertion of a Tax deficiency against the Company or any of its Subsidiaries for another year not so examined, except where such issues would not reasonably be expected to have a Material Adverse Effect on the Company, (xi) the Company has filed, as a common parent corporation of an affiliated group (within the meaning of Section 1504(a) of the Code) a consolidated return for Federal income tax purposes on behalf of such affiliated group and (xii) no power of attorney has been granted by or with respect to the Company or any of its Subsidiaries with respect to any matter relating to Taxes.

         (d) Schedule 3.11 of the Company Disclosure Schedule sets forth the taxable years of the Company or any of its Subsidiaries as to which the respective statutes of limitations with respect to Taxes have not expired. Section

         SECTION 3.12 NO EXCESS NONDEDUCTIBLE PAYMENTS. (a) Except as set forth on Schedule 3.12 of the Company Disclosure Schedule, no amounts payable as a result of the Transactions under the Benefit Plans or any other plans or arrangements will constitute a "parachute payment" as such term is defined in
Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

         (b) Except as set forth on Schedule 3.12 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or other arrangement which could result in the payment of amounts that could be nondeductible by reason of Section 162(m) of the Code. Section

         SECTION 3.13 Compliance with Applicable Laws. Except as set forth on
Schedule 3.13 of the Company Disclosure Schedule:

         (a) The Company and each of its Subsidiaries have complied and are presently complying in all material respects with all applicable Laws, and neither the Company nor any of its Subsidiaries has received written notification of any asserted present or past failure to so comply, except such non-compliance that (i) has not and will not prevent the Company from carrying on its business substantially as now conducted, or
(ii) would not be reasonably expected to (x) have a Material Adverse Effect on the Company or (y) materially impair the ability of the parties hereto to consummate the Transactions. (b) Each of the Company and its Subsidiaries has in effect, or has timely filed applications for, all material Permits necessary for it to own, lease or operate its properties and assets and to carry on its business substantially as now conducted except where failure to have in effect or file would not reasonably be expected to have a Material Adverse Effect on the Company and there are no appeals nor any other actions pending to revoke any such Permits, and there has occurred no default or violation under any such Permits which would reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 3.14 ENVIRONMENTAL MATTERS. Except as set forth in Schedule
3.14 of the Company Disclosure Schedule or except as disclosed in the Company's SEC Documents:

         (a) the Company and its Subsidiaries and each predecessor Person of the Company and its Subsidiaries are and have been in compliance with all federal, state, local and foreign Laws, regulations, standards, ordinances, codes, orders, judgements, agreements, common law and other requirements relating to pollution, protection or preservation of human health or the environment, including, Laws relating to drinking water, ("Environmental Laws") relating to the generation, treatment, storage, containment, disposal, transport or handling of solid or liquid hazardous materials, substances, pollutants, contaminants or wastes ("Hazardous Materials"), including compliance with any environmental permits or similar governmental authorizations and the terms and conditions thereof, except in each case for any non-compliance that would not reasonably be expected, in the aggregate, to have a Material Adverse Effect on the Company.

         (b) there is no pending or, to the knowledge of the Company, threatened, material claim, investigation, demand, directive, lien, order, judicial or administrative proceeding or other material claim or liability against the Company or any of its Subsidiaries related to Hazardous Materials or for any violation of Environmental Laws, including, for investigation, removal remediation or other response to a disposal or release, or threatened disposal or release or migration of Hazardous Materials, or payment therefor or for natural resource damages, by any third party or any Governmental Entity, pursuant to any Environmental Law at any location owned or operated by the Company or any of its Subsidiaries or any predecessor Person of the Company or any of its Subsidiaries, or at any location to which the Company or any of its Subsidiaries or any predecessor Person of the Company or any of its Subsidiaries have sent Hazardous Materials, except for claims, investigations, demands, directives, liens, orders, proceedings or liabilities which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company;

         (c) to the knowledge of the Company, there currently exist no facts or circumstances that could reasonably be expected to (i) give rise to proceedings described in subsection (b) above or (ii) prevent the issuance, renewal or reissuance, on terms reasonably comparable to those in existence, of any permits or authorizations required for the Company's operations under any Environmental Law as such Laws currently exist; and

         (d) there are no underground or above ground storage tanks or impoundments, landfills or other dumpsites at, on, under or within any real property owned, operated, leased or occupied by the Company or any of its Subsidiaries, or any portion thereof, except where any resulting liability would not reasonably be expected to have a Material Adverse Effect on the Company.

         (e) the Company has provided to Parent all material information in its possession or in the possession of its representatives, agents or consultants, all of which is true and correct, relating to (i) the Company's and its Subsidiaries' compliance with Environmental Laws; (ii) the environmental condition of the Company's and its Subsidiaries' currently owned or leased properties, including, but not limited to, the extent of any on-site contamination at any of such properties, results of investigations at such properties, remedial action plans for such properties, and asbestos surveys and
(iii) the environmental condition of any properties formerly owned or operated by the Company or any of its Subsidiaries, or of any other location at which the Company or any of its Subsidiaries is subject to an environmental claim, including, but not limited to, the extent of any on-site contamination at any such properties, results of investigations at such properties and remedial action plans at such properties, except, in each case, for information in its possession or in the possession of its representatives, agents or consultants relating to any non-compliance, or environmental conditions on current or former owned or leased property, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 3.15 INTELLECTUAL PROPERTY. Except for matters which would not reasonably be expected to have a Material Adverse Effect on the Company, the Company and its Subsidiaries own or are validly licensed, or otherwise possess legally enforceable rights, to use the Trademarks and Other Intellectual Property necessary to carry on their respective businesses. There are no oppositions, cancellations, invalidity proceedings, interferences or re-examination proceedings presently pending with respect to the Trademarks and Other Intellectual Property owned by the Company or its Subsidiaries. The conduct of the business of the Company and its Subsidiaries and the Trademarks and Other Intellectual Property do not infringe any rights of any Person that would reasonably be expected to have a Material Adverse Effect on the Company, and, except as set forth on Schedule 3.15 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any written notice which is still pending from any other Person challenging the right of the Company or any of its Subsidiaries to use any of the Trademarks or Other Intellectual Property owned by the Company or its Subsidiaries. To the Company's knowledge, no third party is infringing upon any of the Trademarks or Other Intellectual Property owned by the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has made any written claim of a violation or infringement by others of its rights to or in connection with the Trademarks and Other Intellectual Property owned by the Company or its Subsidiaries which is still pending.

         SECTION 3.16 CONTRACTS. (a) Except as set forth in the Company's SEC Documents or Schedule 3.16 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound (in each case where the Company has any ongoing obligation) by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any respect the manner in which, or the localities in which, all or any material portion of the business of the Company and its Subsidiaries, taken as a whole, may be conducted, (iii) any transaction, agreement, arrangement or understanding with any Affiliate that would be required to be disclosed under Item 404 of regulation S-K under the Securities Act, (iv) any voting or other agreement governing how any Shares shall be voted,
(v) any material agreement with any stockholders of the Company (in their capacities as stockholders) or (vi) any acquisition, merger, asset purchase or sale agreement (all contracts of the type described in clauses (i) - (vi) being referred to herein as "Company Material Contracts"). Each Company Material Contract is valid and binding on the Company (or, to the extent a Subsidiary of the Company is a party, such Subsidiary) and is in full force and effect, and the Company and each Subsidiary of the Company have, in all material respects, performed all obligations required to be performed by them to date under each Company Material Contract, except where such failure to be valid and binding or to be in full force and effect or where such noncompliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any Subsidiary of the Company knows of, or has received written notice of, any violation or default under (nor, to the Knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Company Material Contract, except where such violation or default would not reasonably be expected to have a Material Adverse Effect on the Company.

         (b) Except as disclosed in the Company's SEC Documents or on Schedule
3.16 of the Company Disclosure Schedule or as provided for in this Agreement, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) employment agreements not terminable on thirty (30) days' or less notice, (ii) agreement with any executive officer or other key employee of the Company or any of its Subsidiaries the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature contemplated by this Agreement, (iii) agreement with respect to any executive officer or other key employee of the Company or any of its Subsidiaries providing any term of employment or compensation guarantee or (iv) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the Transactions or the value of any of the benefits of which will be calculated on the basis of any of the Transactions.

         SECTION 3.17 LABOR RELATIONS. Except to the extent set forth in the Company's SEC Documents or Schedule 3.17 of the Company Disclosure Schedule, (i) the Company and each of its Subsidiaries is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable Law, except where such practices would not reasonably be expected to have a Material Adverse Effect on the Company; (ii) there is no labor strike, slowdown, stoppage or lockout actually pending, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect on the Company; and (iii) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization.

         SECTION 3.18 PRODUCTS LIABILITY; RECALLS. (a) Except as set forth in
Schedule 3.18 of the Company Disclosure Schedule and except for matters which would not reasonably be expected to have a Material Adverse Effect on the Company, (i) there is no written notice, written demand, written claim, action, suit, inquiry, hearing, proceeding, written notice of violation or investigation of a civil, criminal or administrative nature (collectively, "Notices") pending or, to the knowledge of the Company, threatened before any Governmental Entity in which a Product is alleged to have a Defect or relating to or resulting from any alleged failure to warn or from any alleged breach of express or implied warranties or representations; (ii) to the knowledge of the Company, no valid basis exists for any such demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation; (iii) there has not been any recall, rework, retrofit or post-sale warning (collectively, "Recalls") of any Product, or, to the knowledge of the Company, any investigation or consideration of or decision made by any person or entity concerning whether to undertake or not to undertake any Recalls and the Company has received no Notices from any Governmental Entity or any other person with respect to the foregoing; and (iv) to the knowledge of the Company, there are no defects in design, manufacturing, materials, or workmanship, including, without limitation, any failure to warn, or any breach of express or implied warranties or representations, which involve any Product.

         (b) Schedule 3.18 of the Company Disclosure Schedule sets forth the amount of reserves provided for all Notices received by the Company or its Subsidiaries since January 1, 1996.

         SECTION 3.19 APPLICABILITY OF STATE TAKEOVER STATUTES. The Section 203 Approval is valid and in full force and effect. Section 203 of the DGCL will not apply to the Offer, the acquisition of shares of Common Stock pursuant to the Offer or the Merger. No other state takeover statute or similar statute or regulation applies or purports to apply to the Offer, the Merger or the other Transactions.

         SECTION 3.20 VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of all the Shares entitled to vote approving this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the Transactions.

         SECTION 3.21 BROKERS. No broker, investment banker, financial advisor or other Person, other than Morgan Stanley Dean Witter, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has provided Parent true and correct copies of all agreements between the Company and Morgan Stanley Dean Witter, including, without limitations, any fee arrangements.

         SECTION 3.22 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Morgan Stanley Dean Witter, to the effect that, as of the date of this Agreement, the consideration to be received in the Offer and the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, and a complete and correct signed copy of such opinion has been, or promptly upon receipt thereof will be, delivered to Parent.

The Company has been authorized by Morgan Stanley Dean Witter to permit the inclusion of such opinion in its entirety in the Offer Documents and the
Schedule 14D-9 and the Proxy Statement, so long as such inclusion is in form and substance reasonably satisfactory to Morgan Stanley Dean Witter.

         SECTION 3.23 YEAR 2000. The Company has made available to Parent a true and correct copy of a summary of the Company's Year 2000 compliance plan (the "Y2K Plan"), and a description of the status of the completion of the Y2K Plan. Expenditures relating to the Y2K Plan for the three months ended March 31, 1999 are set forth in Schedule 3.23 of the Company Disclosure Schedule. The out-of-pocket costs and expenses for goods and services, together with any incremental hiring costs, estimated to be incurred by the Company after March 31, 1999 in order to perform the Y2K Plan are set forth in Schedule 3.23 of the Company Disclosure Schedule.

         SECTION 3.24 ABSENCE OF QUESTIONABLE PAYMENTS. To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of
Section 30A of the Exchange Act. To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any current director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries, has accepted or received any unlawful contributions, payments, gifts or expenditures.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF

                              PARENT AND PURCHASER

         Parent and Purchaser represent and warrant to the Company as follows:

         SECTION 4.1 ORGANIZATION, STANDING AND CORPORATE POWER. Each of Parent and Purchaser is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which each is incorporated and has the requisite power and authority to carry on its business as now being conducted. Each of Parent and Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect on Parent.

         SECTION 4.2 AUTHORITY; NONCONTRAVENTION. Parent and Purchaser have the requisite corporate power and authority to enter into this Agreement and to consummate the Transactions, subject to the approval of the acquisition of the Company by the shareholders of Berisford plc, Parent's corporate parent (the "UK Parent"; such approval, the "UK Shareholder Approval"). The execution, delivery and performance of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the Transactions have been, subject to the UK Shareholder Approval, duly authorized by all necessary corporate action on the part of

Parent and Purchaser, as applicable. This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming this Agreement constitutes the valid and binding obligation of the Company, constitutes the valid and binding obligation of each of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance of this Agreement does not, and the consummation of the Transactions (including the financing of the Offer and the Merger) and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to any loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent, Purchaser or any of their Subsidiaries under, or result in the termination of, or require that any consent be obtained or any notice given with respect to, (i) the certificate of incorporation or by-laws of Parent or Purchaser, (ii) any material loan or credit agreement note, bond, mortgage, indenture, lease, contract or other agreement, instrument or Permit applicable to the Parent or Purchaser or their respective properties or assets or (iii) any Law applicable to Parent or Purchaser or their respective properties or assets, other than, in the cases of clauses (ii) or (iii), any such conflicts, violations, defaults, rights or Liens, losses of material benefit, terminations or notices that individually or in the aggregate would not (x) impair in any material respect the ability of Parent and Purchaser to perform their respective obligations under this Agreement or (y) prevent or impede the consummation of any of the Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by Parent or Purchaser in connection with the execution and delivery of this Agreement or the consummation by Parent or Purchaser, as the case may be, of any of the Transactions, except for (i) the filings, permits, authorizations, consents and approvals set forth in Schedule 4.2 of the disclosure schedule delivered by Parent to the Company at or prior to the execution of this Agreement (the "Parent Disclosure Schedule"), or as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the Exon-Florio Act, the HSR Act, state takeover laws and foreign or supra-national laws relating to anti-trust and anti-competition clearances, any applicable state securities or "blue sky" Laws and the DGCL, and (ii) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, prevent or significantly delay the consummation of or materially impair the ability of Parent or Purchaser to perform its obligations under this Agreement or to consummate the Transactions.

         SECTION 4.3 PROXY STATEMENT; OFFER DOCUMENTS. The Offer Documents and any other documents to be filed by Parent with the SEC or any other Government Entity in connection with the Merger and the other Transactions will (in the case of the Offer Documents and any such other documents filed with the SEC under the Securities Act or the Exchange Act) comply as to form in all material respects with applicable provisions of the Exchange Act and the Securities Act, respectively, and the rules and regulations thereunder. None of the Offer

Documents, any other documents required to be filed by Parent or Purchaser with the SEC in connection with the Transactions, nor any information supplied by Parent or Purchaser for inclusion in the Schedule 14D-9 or in the information required to be distributed to the stockholders of the Company pursuant to
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder as is necessary to enable Parent's designees to be elected to the Company's Board of Directors pursuant to Section 1.4 hereof shall, at the respective times the Offer Documents or any amendments and supplements thereto, any such other filings by Parent or Purchaser are filed with SEC or are first published, sent or given to stockholders of the Company, as the case may be, or, in the case of the Proxy Statement, on the date the Proxy Statement is first mailed to stockholders of the Company and at the time of the Special Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither Parent nor Purchaser makes any representation or warranty with respect to the statements made in any of the foregoing documents based on and in conformity with information supplied by or on behalf of the Company in writing specifically for inclusion therein.

         SECTION 4.4 OPERATIONS OF PURCHASER. Purchaser is a wholly owned Subsidiary of Parent and was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions.

         SECTION 4.5 BROKERS. No broker, investment banker, financial advisor or other Person, other than Schroeder & Co., Inc., the fees and expenses of which will be paid by Parent or Purchaser, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Purchaser.

         SECTION 4.6 SUFFICIENT FUNDS. Parent has a commitment from Barclays Bank plc and National Westminster Bank plc to provide $600,000,000 of financing for the Offer and the Merger (the "Commitment") which is sufficient to purchase the Shares pursuant to the Offer and the Merger. Such Commitment is in the form provided to the Company on July 1, 1999.

                                   ARTICLE V

                                   COVENANTS

         SECTION 5.1 INTERIM OPERATIONS OF THE COMPANY. After the date hereof and prior to the time the designees of Parent have been elected or appointed to, and shall constitute a majority of, the Board of Directors of the Company pursuant to Section 1.4 or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, and except (i) as expressly contemplated by this Agreement, (ii) as set forth on Schedule 5.1 of the Company Disclosure Schedule or (iii) as agreed in writing by Parent (which agreement shall not be unreasonably withheld or delayed):

         (a) the Company shall and shall cause its Subsidiaries to in all material respects carry on their respective businesses in the ordinary course;

         (b) the Company shall and shall cause its Subsidiaries to use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and key employees and preserve their relationships consistent with past practice with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired in all material respects at the Effective Time;

         (c) neither the Company nor any of its Subsidiaries shall, directly or indirectly, amend its certificate of incorporation or by-laws or similar organizational documents;

         (d) neither the Company nor any of its Subsidiaries shall: (i)(A) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to the Company's capital stock or that of its Subsidiaries, except for quarterly dividends on Shares of up to $0.025 per share to be declared and paid at customary times and except that a wholly-owned Subsidiary of the Company may declare and pay a dividend or make advances to its parent or the Company or (B) redeem, purchase or otherwise acquire directly or indirectly any of the Company's capital stock or that of its Subsidiaries; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than Shares issued upon the exercise of Options in accordance with the Option Plans as in effect on the date hereof; or (iii) split, combine or reclassify the outstanding capital stock of the Company or of any of the Subsidiaries of the Company;

         (e) except as permitted by this Agreement, neither the Company nor any of its Subsidiaries shall acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof (including entities which are Subsidiaries of the Company or any of the Company's Subsidiaries) or (B) any assets, including real estate, except acquisitions in the ordinary course of business consistent with past practice;

         (f) neither the Company nor any of its Subsidiaries shall make any new capital expenditure or expenditures, other than the specific capital expenditures disclosed and set forth on Schedule 5.1 of the Company Disclosure Schedule and capital expenditures not to exceed $1 million in the aggregate;

         (g) neither the Company nor any of its Subsidiaries shall, except in the ordinary course of business and except as otherwise permitted by this Agreement, amend or terminate any Company Material Contract where such amendment or termination would reasonably be expected to have a Material Adverse Affect on the Company, or waive, release or assign any material rights or claims;

         (h) neither the Company nor any of its Subsidiaries shall transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any property or assets other than in the ordinary course of business and consistent with past practice;

         (i) neither the Company nor any of its Subsidiaries shall: (i) enter into any employment or severance agreement with or grant any severance or termination pay to any officer, director or key employee of the Company or any its Subsidiaries except as required by the terms of any plan, agreement or arrangement in effect on the date hereof or to comply with applicable Law or, with respect to employment agreements, except in the ordinary course of business and as approved by the Purchaser (which approval will not be unreasonably withheld); or (ii) hire or agree to hire any new officer or, other than in the ordinary course of business, consistent with past practice, hire or agree to hire any additional employees;

         (j) neither the Company nor any of its Subsidiaries shall, except as required to comply with applicable Law or existing agreements or Benefit Plans or expressly provided in this Agreement, (A) adopt, enter into, terminate, amend or increase the amount or accelerate the payment or vesting of any benefit or award or amount payable under any Benefit Plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee, except to the extent necessary to coordinate any such Benefit Plans with the terms of this Agreement or other than with respect to employees in the ordinary course of business, (B) increase in any respect the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee or other than with respect to employees in the ordinary course of business, (C) pay any benefit not provided for under any Benefit Plan, (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder) or (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan;

         (k) neither the Company nor any of its Subsidiaries shall: (i) except in the ordinary course of business and in an aggregate amount, not to exceed $8 million, incur or assume any additional long-term debt or any additional short-term indebtedness; (ii) incur or modify any material indebtedness or other liability except as set forth on Schedule 5.1 of the Company Disclosure Schedule; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except in the ordinary course of business and consistent with past practice; (iv) make any loans, advances or capital contributions to, or investments in, any other Person (other than to wholly owned Subsidiaries of the Company or customary loans or advances to employees in the ordinary course of business and consistent with past practice); (v) settle any material claims other than in the ordinary course of business, in accordance with past practice and without admission of liability; or (vi) enter into any material commitment or transaction except in the ordinary course of business consistent with past practice;

         (l) neither the Company nor any of its Subsidiaries shall change any of the accounting methods used by it unless required by GAAP;

         (m) neither the Company nor any of its Subsidiaries shall make or change any Tax election, amend any Tax Return, change an annual Tax accounting period, adopt or change any method of Tax accounting, enter into any closing agreement, settle or compromise any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action relating to Taxes except in the ordinary course of business consistent with past practice;

         (n) neither the Company nor any of its Subsidiaries shall pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, in the ordinary course of business and consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the most relevant consolidated financial statements (or the notes thereto) of the Company and its consolidated Subsidiaries included in the Company SEC Documents; or, except in the ordinary course of business consistent with past practice, waive the benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party unless the Board of Directors determines in good faith, after consultation with outside counsel, that it would be required consistent with its fiduciary responsibilities to the Company's stockholders under applicable law;

         (o) neither the Company nor any of its Subsidiaries shall (by action or inaction) amend, renew, terminate or cause to be extended any material lease, agreement or arrangement relating to any of the Leased Properties or enter into any material lease, agreement or arrangement with respect to any real property; and

         (p) neither the Company nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

         SECTION 5.2 ACCESS; CONFIDENTIALITY. Subject to currently existing contractual and legal restrictions applicable to the Company or its Subsidiaries, the Company shall (and shall cause each of its Subsidiaries to) afford to the Representatives of Parent reasonable access on reasonable prior notice during normal business hours, throughout the period prior to the earlier of the Effective Time or the termination of this Agreement, to all of its properties, offices, employees, contracts, commitments, books and records (including but not limited to Tax Returns) and any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities Laws and shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent such additional financial and operating data and other information as to its and its Subsidiaries' respective businesses and properties as Parent may from time to time reasonably request. Parent and Purchaser will make all reasonable efforts to minimize any disruption to the businesses of the Company and its Subsidiaries which may result from the requests for data and information hereunder. Except as otherwise agreed to in writing by the other party, Parent and the Company will be bound by the terms of a letter agreement (the "Confidentiality Agreement"), dated as of April 29, 1999, by and between

Parent and the Company and all information obtained by Parent or its Representatives pursuant to this Section 5.2 shall be kept confidential in accordance with the Confidentiality Agreement.

         SECTION 5.3 SPECIAL MEETING, PROXY STATEMENT. (a) If required by applicable Law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable Law, its Certificate of Incorporation and By-laws:

         (i) as promptly as practicable following the acceptance for payment and purchase of Shares by Purchaser pursuant to the Offer duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") for the purposes of considering and taking action upon the approval of the Merger and the approval and adoption of this Agreement and use its reasonable best efforts to obtain the necessary approvals of the Merger and this Agreement by its stockholders;

         (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement") to be mailed to its stockholders at the earliest practicable date; provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Parent and its counsel; and

         (iii) unless this Agreement has been terminated in accordance with
Article VII, subject to its rights pursuant to Section 5.5, include in the Proxy Statement the recommendation of its Board of Directors that stockholders of the Company vote in favor of the approval of the Merger and the approval and adoption of this Agreement.

         (b) Parent shall vote, or cause to be voted, all of the Shares then owned by it, Purchaser or any of its other Subsidiaries in favor of the approval of the Merger and the approval and adoption of this Agreement.

         (c) Notwithstanding anything else herein or in this Section 5.3, in the event that Parent, Purchaser and any other Subsidiaries of Parent shall acquire in the aggregate a number of the outstanding shares of each class of capital stock of the Company, pursuant to the Offer or otherwise, sufficient to enable Purchaser or the Company to cause the Merger to become effective under applicable Law without a meeting of stockholders of the Company, the parties hereto shall, at the request of Parent and subject to Article VI, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the consummation of such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

         SECTION 5.4 REASONABLE EFFORTS; U.K. SHAREHOLDER APPROVAL; NOTIFICATION. (a) Upon the terms and subject to the conditions set forth in this Agreement, including without limitation Section 5.5 hereto, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer and the Merger, and the other Transactions, including (i) the preparation and filing with the SEC of the Offer Documents, the Schedule 14D-9, the information required to be distributed to the stockholders of the Company pursuant to
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder as is necessary to enable Parent's designees to be elected to the Company's Board or Directors pursuant to Section 1.4 hereof, the preliminary Proxy Statement and the Proxy Statement and all necessary amendments or supplements thereto; (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from any Governmental Entity and the making of all necessary registrations and filings (including furnishing all information required under the HSR Act and all other filings with any Governmental Entity, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity and shall promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Offer and the Merger, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. Nothing contained in this Section 5.4 shall require the Company to take any action (or forego the taking of any action) if, in the good faith judgment of the Board of Directors of the Company after consultation with outside counsel, taking such action (or foregoing the taking of such action) would be inconsistent with its fiduciary duties to its stockholders under applicable Law.

         (b) Parent and Purchaser will use commercially reasonable efforts to cause all of the conditions to the Commitment to be satisfied.

         (c) Each of the Company, Parent and Purchaser shall give prompt notice to the other of (i) any of their representations or warranties contained in this Agreement becoming untrue or inaccurate in any material respect (including receiving knowledge of any fact, event or circumstance which may cause any representation qualified as to knowledge to be or become untrue or inaccurate in any material respect) or (ii) the failure by them to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         (d) UK Parent will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of shareholders for the purpose of obtaining the U.K. Shareholder Approval. UK Parent will, through its Board of Directors, recommend to its shareholders approval of the transactions contemplated hereby, shall use all reasonable efforts to solicit and obtain such approval by its shareholders and shall not withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Company such recommendation.

         SECTION 5.5 NO SOLICITATION. (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its officers, directors, authorized representatives or authorized agents to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information) any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if, at any time prior to the acceptance for payment of Shares pursuant to the Offer, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that to do so would be required consistent with its fiduciary responsibilities to the Company's stockholders under applicable Law, the Company may, in response to a Takeover Proposal, which was not solicited subsequent to the date hereof, (x) furnish information with respect to the Company to any person pursuant to a customary confidentiality agreement (as determined by the Company) and (y) participate in negotiations regarding such Takeover Proposal. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of the Company and its Subsidiaries or 20% or more of the Shares then outstanding, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the Shares then outstanding, and any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement. Upon execution of this Agreement, the Company will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

         (b) Except as set forth in this Section 5.5, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Offer, the Merger or this Agreement; provided, however, that, the Board of Directors may, at any time prior to the consummation of the Offer, modify or withdraw such recommendation of the Board of Directors of the Company if the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it would be required consistent with its fiduciary responsibilities to the stockholders of the Company to so modify or withdraw such recommendation (regardless of existence of a Superior Proposal at such time); provided, however, that, unless this Agreement shall have been terminated, any such modification or withdrawal shall not prevent Parent and Purchaser, in its or their discretion, from consummating the Offer and shall not affect any of the actions required to be taken by the Company pursuant to this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover Proposal. Notwithstanding the foregoing, if the Company has received a Superior Proposal, the Board of Directors of the Company may (x) withdraw or modify its approval or recommendation of the Offer, the Merger and this Agreement or (y) approve or recommend a Superior Proposal or, subject to the provisions of Section 7.1(d)(i), terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause the Company to enter into an Acquisition Agreement with respect to any Superior Proposal). For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, a majority or more of the Shares then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation, such as Morgan Stanley Dean Witter) to be more favorable to the Company's stockholders than the Offer and the Merger.

         (c) Nothing contained in this Section 5.5 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, such disclosure is required consistent with its fiduciary duties to the Company's stockholders under applicable Law.

         (d) Notwithstanding the foregoing provisions of this Section 5.5, it is agreed and understood that the Company (i) will include in its press release announcing this Agreement a statement to the effect that, consistent with the terms of this Agreement, the Company's Board of Directors has directed the Company's management and financial and legal advisors to be available to receive inquiries from any other parties interested in a possible acquisition of or merger with the Company and, as appropriate, to provide information to and enter into negotiations with such parties, (ii) will file this Agreement and such press release as exhibits to a Current Report on Form 8-K and (iii) may repeat such statement in other public disclosures and in private communications with financial analysts, its stockholders and others.

         SECTION 5.6 PUBLICITY. Except as required by Law or any listing agreement with any national exchange or as permitted by Section 5.5, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions without the prior consultation of the other party; provided that as soon as practicable after the execution of this Agreement the Company may file with the SEC a current report on Form 8-K reporting such execution and containing a copy of this Agreement.

         SECTION 5.7 TRANSFER TAXES. All liability for transfer or other similar Taxes arising out of or related to the Offer and the Merger or the consummation of any other Transaction, and due to the property owned by the Company or any of its Subsidiaries or affiliates ("Transfer Taxes") shall be borne by either the Parent or the Surviving Corporation (without any liability to any of the Company's stockholders), and the Company shall file or cause to be filed all Tax Returns relating to such Transfer Taxes which are due.

         SECTION 5.8 STATE TAKEOVER LAWS. Notwithstanding any other provision in this Agreement, in no event shall the Section 203 Approval be withdrawn, revoked or modified by the Board of Directors of the Company. If any state takeover statute other than Section 203 of the DGCL becomes or is deemed to become applicable to the Offer, the acquisition of Shares pursuant to the Offer or the Merger, Parent and the Company shall take all action necessary to render such statute inapplicable to all of the foregoing so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby.

         SECTION 5.9 INDEMNIFICATION AND INSURANCE. (a) All rights to indemnification or exculpation, existing in favor of a director, officer, employee or agent (an "Indemnified Party") of the Company or any of its Subsidiaries (including, without limitation, rights relating to advancement of expenses and indemnification rights to which such persons are entitled because they are serving as a director, officer, agent or employee of another entity at the request of the Company or any of its Subsidiaries), as provided in the Company's Certificate of Incorporation or By-laws or any indemnification agreement, in each case, as in effect on the date of this Agreement, and relating to actions or events through the Effective Time, shall survive the Merger and shall continue in full force and effect, without any amendment thereto; provided however, that the Surviving Corporation shall not be required to indemnify any Indemnified Party in connection with any proceeding (or portion thereof) to the extent involving any claim initiated by such Indemnified Party unless the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of the Company or unless such proceeding is brought by an Indemnified Party to enforce rights under this Section 5.9; provided further that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the DGCL, the Company's Certificate of Incorporation or By-laws or any such agreement, as the case may be, shall be made by independent legal counsel selected by Parent and reasonably acceptable to the Indemnified Party (who has not performed services for Parent or its affiliates within the last three years); and provided further that nothing in this Section 5.9 shall impair any rights of any Indemnified Party. Without limiting the generality of the preceding sentence, in the event that any Indemnified Party becomes involved in any actual or threatened action, suit, claim, proceeding or investigation after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, promptly advance to such Indemnified Party his or her legal and other expenses (including the cost of any investigation and preparation in connection therewith), subject to the providing by such Indemnified Party of an undertaking to reimburse all amounts so advanced in the event of a non-appealable determination of a court of competent jurisdiction that such Indemnified Party is not entitled thereto.

         (b) For a period of six years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect, directors' and officers' liability insurance covering those Persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been made available to Parent) on terms (including the amounts of coverage and the amounts of deductibles, if any) that are no less favorable to the terms now applicable to them under the Company's current policies; provided however that, in no event shall Parent or the Surviving Corporation be required to expend in excess of 200% of the annual premium currently paid by the Company for such coverage; and provided further that, if the premium for such coverage exceeds such amount, Parent or the Surviving Corporation shall purchase a policy with the greatest coverage available for such 200% of the annual premium.

         (c) This Section 5.9 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of Parent, the Company and the Surviving Corporation and shall be enforceable by the Indemnified Parties, their heirs, or personal representatives.

         SECTION 5.10 EMPLOYEES. (a) For not less than one year following the Effective Time, Parent shall maintain, or shall cause the Surviving Corporation and its Subsidiaries to maintain, compensation and employee benefit plans and arrangements for employees of the Company and its Subsidiaries ("Affected Employees") that are, in the aggregate, no less favorable than as provided under the compensation arrangements and Benefit Plans as in effect on the date hereof. Without limiting the generality of the foregoing, for not less than one year following the Effective Time (or such longer period as may be required under the applicable Benefit Plan), Parent shall provide, or cause the Surviving Corporation and its Subsidiaries to provide, severance pay and benefits to each Affected Employee as of the Effective Time that are not less favorable than under the Benefit Plans and current policies or practices of the Company as in effect as of the date of this Agreement. Notwithstanding the foregoing, Parent shall have the right (i) following the Effective Time to transfer to one or more employee benefit plans maintained by Parent any employee of the Surviving Corporation or any Subsidiary who becomes an employee of Parent or any of its respective Subsidiaries and (ii) in the good faith exercise of its managerial discretion, to terminate the employment of any employee.

         (b) Parent shall, or shall cause the Surviving Corporation to, honor all Benefit Plans and other contractual commitments in effect immediately prior to the Effective Time between the Company or its Subsidiaries and Affected Employees or former employees of the Company or its Subsidiaries (including the severance policy described in the Company Disclosure Schedule). Without limiting the generality of the foregoing, Parent shall, or shall cause the Surviving Corporation to, honor all vacation, holiday, sickness and personal days accrued by Affected Employees and, to the extent applicable, former employees of the Company and its Subsidiaries ("Former Employees") as of the Effective Time.

         (c) Employees and, to the extent applicable, Former Employees shall be given credit for all services with the Company and its Subsidiaries (or service credited by the Company or such Subsidiaries) under all employee benefit plans and arrangements currently maintained by Parent or any of its Subsidiaries in which they are or become participants for purposes of eligibility, vesting, level of participant contributions and benefit accruals (but subject to an offset, if necessary, to avoid duplication of benefits) to the same extent as if rendered to Parent or any of its Subsidiaries. Parent shall cause to be waived any pre-existing condition limitation under its welfare plans that might otherwise apply to an Affected Employee or, to the extent applicable, a Former Employee. Parent agrees to recognize (or cause to be recognized) the dollar amount of all expenses incurred by Affected Employees or, to the extent applicable, Former Employees, during the calendar year in which the Effective Time occurs for purposes of satisfying the calendar year deductions and co-payment limitations for such year under the relevant benefit plans of Parent and its Subsidiaries.

                                   ARTICLE VI
                                   CONDITIONS

         SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company, Parent or Purchaser, as the case may be, to the extent permitted by applicable Law:

         (a) this Agreement and the Merger shall have been approved and adopted by the requisite vote of the holders of Shares, if required by applicable Law and the Certificate of Incorporation, in order to consummate the Merger;

         (b) no statute, rule, regulation, order, decree or injunction shall have been enacted, promulgated or issued by any Governmental Entity precluding, restraining, enjoining or prohibiting consummation of the Merger provided that each of the parties shall have used commercially reasonable efforts to prevent the entry of any such order, decree or injunction and to appeal as promptly as possible any order, decree or injunction that may be entered; and

         (c) Parent, Purchaser or their affiliates shall have purchased Shares pursuant to the Offer.

                                  ARTICLE VII
                                  TERMINATION

         SECTION 7.1 TERMINATION. This Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

         (a) By the mutual written consent of Parent and the Company; provided, however, that if Parent shall have a majority of the directors pursuant to
Section 1.4, such consent of the Company may only be given if approved by the Continuing Directors.

         (b) By either of Parent or the Company if (i) a statute, rule or executive order shall have been enacted, entered or promulgated prohibiting the Transactions on the terms contemplated by this Agreement or (ii) any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this
Section 7.1(b) shall not be available to any party who has not used its commercially reasonable efforts to cause such order, decree, ruling or other action to be lifted.

         (c) By either Parent or the Company if (i) as a result of the failure of any of the conditions set forth in Annex A (other than the Minimum Condition) the Offer shall have terminated or expired in accordance with its terms without Purchaser having accepted for payment any Shares pursuant to the Offer or (ii) Purchaser shall have, consistent with its obligations hereunder, failed to pay for the Shares prior to the date 120 days after the date hereof (the "Outside Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of any such condition or if the failure of such condition results from facts or circumstances that constitute a breach of any representation or warranty under this Agreement by such party; or

         (d) By the Company:

             (i) if the Board of Directors of the Company determines in good faith that a Takeover Proposal constitutes a Superior Proposal or has approved or recommended a Superior Proposal in accordance with
             Section 5.5(b); provided, however, that the Company is not in material breach of the provisions of Section 5.5, and that the Company simultaneously terminates this Agreement and makes simultaneous payment to the Parent of the Termination Fee as specified in Section 8.1; or

             (ii) if Parent, Purchaser or any of their affiliates shall have failed to commence the Offer on the fifth business day following the date of the initial public announcement of the Offer;

             (iii) if there shall be a material breach by Parent or Purchaser of any of their representations, warranties, covenants or agreements contained in this Agreement which breach cannot or has not been cured within 15 days after the giving of written notice to Parent, and which has had or is reasonably likely to materially impair the ability of Purchaser or Parent to consummate the Transactions.

             (iv) if (A) the U.K. Shareholder Approval shall not be granted within 30 days after the date hereof or (B) U.K. Parent's Board of Directors shall have withdrawn or modified or changed in a manner adverse to the Company its approval or recommendation of the Offer, the Merger or this Agreement.

         (e) By Parent or Purchaser:

             (i) if prior to the purchase of the Shares pursuant to the Offer, the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to Parent or Purchaser, its approval or recommendation of the Offer, this Agreement or the Merger or shall have recommended or approved a Takeover Proposal; or

             (ii) prior to the purchase of Shares pursuant to the Offer, in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained in this Agreement which (i) would give rise to the failure of a condition set forth in paragraph (d) of Annex A and (ii) cannot be or has not been cured within 15 days after the giving of written notice to the Company; or

             (iii) any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act), other than Parent, Purchaser or their affiliates or any group of which any of them is a member, shall have acquired or announced its intention to acquire beneficial ownership (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the Shares; or

             (iv) if the Company receives a Takeover Proposal from any Person (other than Parent or Purchaser), and the Company's Board of Directors takes a neutral position or makes no recommendation with respect to such Takeover Proposal after a reasonable amount of time (and in no event more than ten business days following such receipt) has elapsed for the Company's Board of Directors to review and make a recommendation with respect to such Takeover Proposal.

         SECTION 7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent or Purchaser as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Purchaser or the Company, other than the provisions of Sections 3.21 and 4.5, the last sentence of Section 5.2, this Section 7.2 and Article VIII and the last sentence of Sections 1.1(c) and 1.2(b); provided that nothing herein shall relieve any party for liability for any willful breach hereof.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         SECTION 8.1 FEES AND EXPENSES. (a) Except as provided below, all fees and expenses incurred in connection with the Offer, the Merger, this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

         (b) If (x) Parent or Purchaser terminates this Agreement pursuant to
Section 7.1(e)(i) or 7.1(e)(iv) or (y) the Company terminates this Agreement pursuant to Section 7.1(d)(i) then in each case, the Company shall pay, or cause to be paid to Parent, at the time of such termination, an amount equal to $15.6 million (the "Termination Fee").

         (c) In addition, if this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(c) (except by reason of such a termination at a time when the conditions in clauses (ii), (iii) or (iv) of the first paragraph of Annex A or paragraphs (a), (b), (c) or (f) of Annex A have not been satisfied) at any time when there is pending a Takeover Proposal, and at the time of any such termination, Parent is not in material breach of this Agreement, and if, within 9 months after any termination referred to in this paragraph (c), the Company shall enter into an Acquisition Agreement with respect to a Takeover Proposal or any Person (other than Parent or its Affiliates) shall acquire a majority of the outstanding Shares, then the Company shall pay the Termination Fee concurrently with entering into any such agreement or, if sooner, within one day after such acquisition.

         (d) Any payments required to be made pursuant to this Section 8.1 shall be made by wire transfer of same day funds to an account designated by Parent.

         SECTION 8.2 AMENDMENT AND MODIFICATION. Subject to Section 1.4 and to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects, by action taken or authorized by their respective Boards of Directors whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto (which in the case of the Company shall include approvals as contemplated in Section 1.4(c)), at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the Merger Consideration or otherwise adversely affect the rights of stockholders.

         SECTION 8.3 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.3 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         SECTION 8.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt, and shall be given to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

                       (a) if to Parent or Purchaser, to:

                           Welbilt Corporation
                           225 High Ridge Road
                           Stamford, CT 06905
                           Attention:  Andrew Roake, President
                           Telecopy:  (203) 325-9800

                    with a copy to:

                           Cadwalader, Wickersham & Taft
                           100 Maiden Lane
                           New York, New York 10022-3897
                           Attention:  Brian Hoffmann, Esq.
                           Telecopy:  (212) 504-6666

                       (b) if to the Company, to:

                           Scotsman Industries, Inc.
                           820 Forest Edge Drive
                           Vernon Hills, IL 60061
                           Attention:  R.C. Osborne, President
                           Telecopy:  (847) 913-9844
                    with a copy to:

                           Sidley & Austin
                           One First National Plaza
                           Chicago, IL 60603
                           Attention: Thomas A. Cole, Esq.
                                      Steven Sutherland, Esq.
                            Telecopy: (312) 853-7036

         SECTION 8.5 INTERPRETATION. (a) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented prior to the date hereof, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

         (b) The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first written above. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

         SECTION 8.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 8.7 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement and the Confidentiality Agreement: (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except as provided in Sections 5.9 and 5.10, are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         SECTION 8.8 SEVERABILITY. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         SECTION 8.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OR CHOICE OF LAW THEREOF OR OF ANY OTHER JURISDICTION.

         SECTION 8.10 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent but no such assignment shall relieve Purchaser of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         SECTION 8.11 ENFORCEMENT. THE PARTIES AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT IN ANY COURT OF THE UNITED STATES LOCATED IN THE STATE OF DELAWARE OR IN DELAWARE STATE COURT, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. IN ADDITION, EACH OF THE PARTIES HERETO (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (C) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS IN ANY COURT OTHER THAN A FEDERAL OR STATE COURT SITTING IN THE STATE OF DELAWARE.

         SECTION 8.12 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties, by action taken or authorized by their respective Boards of Directors, may, subject to the provisions of Section 1.4, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.2, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

         SECTION 8.13 CERTAIN UNDERTAKINGS OF PARENT. Parent shall perform, or cause to be performed, any obligation of Purchaser under this Agreement which shall have been breached by Purchaser.

         SECTION 8.14 DEFINITIONS. For purposes of this Agreement:

         "Acquisition Agreement" has the meaning assigned thereto in Section 5.5(b).

         "Affected Employees" has the meaning assigned thereto in Section
5.10(a).

         "Affiliate" has the meaning set forth in Rule 12b-2 of the Exchange
Act.

         "Benefit Plans" has the meaning assigned thereto in Section 3.10.

         "By-laws" means the by-laws of the Company as in effect on the date of this Agreement.

         "Certificate of Incorporation" means the certificate of incorporation of the Company as in effect on the date of this Agreement.

         "Certificate of Merger" has the meaning assigned thereto in Section
2.2.

         "Certificates" has the meaning assigned thereto in Section 2.5.

         "Closing" has the meaning assigned thereto in Section 2.3.

         "Closing Date" has the meaning assigned thereto in Section 2.3.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commitment" has the meaning assigned thereto in Section 4.6.

         "Common Stock" has the meaning assigned thereto in Section 3.3.

         "Company" means Scotsman Industries, Inc., a Delaware corporation.

         "Company Disclosure Schedule" has the meaning assigned thereto in
Article III.

         "Company Material Contract" has the meaning assigned thereto in Section 3.17.

         "Company's SEC Documents" has the meaning assigned thereto in Section 3.5.

         "Computer Programs" means:

         (i) any and all computer software programs, whether in all source or object code,

         (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise,

         (iii) billing, reporting, engineering and other management information systems,

         (iv) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing,

         (v) all content contained on any Internet site(s), and

         (vi) all documentation, including user manuals and training materials, relating to any of the foregoing.

         "Confidentiality Agreement" has the meaning assigned thereto in Section 5.2.

         "Continuing Director" means (i) any member of the Board of Directors of the Company as of the date hereof or (ii) any successor of a Continuing Director who is (A) unaffiliated with, and not a designee or nominee of, Parent or Purchaser, and (B) recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors of the Company, and in each case under clauses (i) and (ii), who is not an employee of the Company.

         "Defect" means a material defect or impurity of any kind, whether in design, manufacture, processing, or otherwise, including, without limitation, any dangerous propensity associated with any reasonably foreseeable use of a Product, or the failure to warn of the existence of any defect, impurity, or dangerous propensity.

         "DGCL" means the Delaware General Corporation Law, as amended.

         "Dissenting Shares" has the meaning assigned thereto in Section 2.8.

         "Dissenting Stockholders" has the meaning assigned thereto in Section 2.8.

         "Effective Time" has the meaning assigned thereto in Section 2.2.

         "Environmental Law" has the meaning assigned thereto in Section
3.14(a).

         "ERISA" has the meaning assigned thereto in Section 3.10.

         "ERISA Affiliate" has the meaning assigned thereto in Section 3.10.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fee Properties" means all real property and interests in real property owned in fee by the Company or one of its Subsidiaries.

         "Former Employees" has the meaning assigned thereto in Section 5.10(b).

         "GAAP" has the meaning assigned thereto in Section 3.5.

         "Governmental Entity" means any (i) nation, state, county, city, town, village, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal); or (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

         "Hazardous Materials" has the meaning assigned thereto in Section 3.14(a).

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnified Parties" has the meaning assigned thereto in Section 5.9.

         "Knowledge" or "knowledge" means, with respect to the Company and/or any Subsidiary thereof, the actual knowledge of the president, chief financial officer, controller, and any officer superior to any of the foregoing.

         "Law" means any administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute, treaty, judgment, decree, license or permit enacted, promulgated, issued, enforced or entered by any Governmental Entity.

         "Leased Properties" means all real property and interests in real property leased by the Company or one of its Subsidiaries.

         "Lien" means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any charge or claim of any nature whatsoever of, on, or with respect to, any asset, property or property interest.

         "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company or Parent, any change or effect that is materially adverse to the business, properties, assets, prospects, financial condition or results of operations of such party and its Subsidiaries taken as a whole, provided, however, that (i) any adverse change, effect or development that is caused by or results from conditions affecting the United States economy generally or the economy of any nation or region in which the Company or Parent, as the case may be, or its Subsidiaries conducts business that is material to the business of the Company or Parent, as the case may be, and its Subsidiaries, taken as a whole, shall not be taken into account in determining whether there has been (or whether there could reasonably be foreseen) a "Material Adverse Change" or "Material Adverse Effect" with respect to the Company or Parent, as the case may be, (ii) any adverse change, effect or development that is caused by or results from conditions generally affecting the industries in which the Company or Parent, as the case may be, conducts its business shall not be taken into account in determining whether there has been (or whether there could reasonably be foreseen) a "Material Adverse Change" or "Material Adverse Effect" with respect to the Company or Parent, as the case may be, and (iii) any adverse change, effect or development that is caused by or results from the announcement or pendency of this Agreement, the Offer, the Merger or the transactions contemplated hereby shall not be taken into account in determining whether there has been (or whether there could reasonably be foreseen) a "Material Adverse Change" or "Material Adverse Effect" with respect to the Company or Parent, as the case may be.

         "Merger" has the meaning assigned thereto in Section 2.1.

         "Merger Consideration" has the meaning assigned thereto in Section 2.4.

         "Minimum Condition" has the meaning assigned thereto in Annex A.

         "Notices" has the meaning assigned thereto in Section 3.19.

         "Offer" has the meaning assigned thereto in Section 1.1.

         "Offer Documents" has the meaning assigned thereto in Section 1.3.

         "Offer Price" has the meaning assigned thereto in Section 1.1.

         "Offer to Purchase" has the meaning assigned thereto in Section 1.1.

         "Option Plans" has the meaning assigned thereto in Section 2.7.

         "Option" has the meaning assigned thereto in Section 2.7.

         "Other Intellectual Property" shall mean all patents and patent applications; copyrights, copyright registrations and applications (including copyrights in Computer Programs); Computer Programs; technology, trade secrets, know-how, confidential information, proprietary processes and formulae; and "semiconductor chip product" and "mask works" (as such terms are defined in 17 U.S.C. 901).

         "Outside Date" has the meaning assigned thereto in Section 7.1(c).

         "Paying Agent" has the meaning assigned thereto in Section 2.5(a).

         "Parent" means Welbilt Corporation.

         "Parent Disclosure Schedule" has the meaning assigned thereto in
Section 4.2.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permit" means any Federal, state, local and foreign governmental approval, authorization, certificate, filing, franchise, license, notice, permit or right.

         "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, labor union, estate, trust, unincorporated organization or other entity, including any Governmental Entity.

         "Preferred Shares" has the meaning assigned thereto in Section 3.3.

         "Product" means any product designed, manufactured, shipped, sold, marketed, distributed and/or otherwise introduced into the stream of commerce by or on behalf of the Company or any of its past or present Subsidiaries.

         "Proxy Statement" has the meaning assigned thereto in Section 5.3.

         "Purchaser" means Berisford Acquisition Corporation, a Delaware corporation.

         "Real Property" means the Leased Properties and the Fee Properties.

         "Recalls" has the meaning assigned thereto in Section 3.19.

         "Representative" means, with respect to any Person, such Person's officers, directors, employees, agents and representatives (including any investment banker, financial advisor, accountant, legal counsel, agent, representative or expert retained by or acting on behalf of such Person or its Subsidiaries).

         "Schedule 14D-1" has the meaning assigned thereto in Section 1.3.

         "Schedule 14D-9" has the meaning assigned thereto in Section 1.3.

         "SEC" means the United States Securities and Exchange Commission or any successor agency.

         "SEC Documents" means reports, proxy statements, forms, and other documents required to be filed with the SEC under the Securities Act and the Exchange Act.

         "Secretary of State" has the meaning assigned thereto in Section 2.2.

         "Section 203 Approval" has the meaning assigned thereto in Section 1.2.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shares" has the meaning assigned thereto in the recitals.

         "Special Meeting" has the meaning assigned thereto in Section 5.3.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture or other entity, whether incorporated or unincorporated, of which such Person or any other Subsidiary of such Person (i) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests, (ii) is entitled to elect at least a majority of the Board of Directors or similar governing body or (iii) is a general partner (excluding such partnerships where such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership).

         "Superior Proposal" has the meaning assigned thereto in Section 5.5.

         "Surviving Corporation" has the meaning assigned thereto in Section
2.1.

         "Takeover Proposal" has the meaning assigned thereto in Section 5.5.

         "Tax" or "Taxes" mean all taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign Taxing Authority including but not limited to net income, gross income, receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, stamp or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Entity.

         "Taxing Authority" shall mean a governmental authority or any subdivision, agency, commission or authority thereof, any judicial body, or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including, without limitation, the Internal Revenue Service).

         "Tax Returns" mean all returns, reports or statements required to be filed with any Governmental Entity with respect to any Tax (including any attachments thereto), including, without limitation, any consolidated, unitary or similar return, information return, claim for refund, amended return or declaration of estimated Tax.

         "Tax Sharing Arrangement" means any written or unwritten arrangement for the allocation, indemnification or payment of Tax liabilities or payment for Tax benefits, including with respect to a consolidated, combined or unitary Tax Return which Tax Return includes or has included the Company or any Subsidiary of the Company.

         "Termination Fee" has the meaning assigned thereto in Section 8.1(b).

         "Trademarks" shall mean all United States and foreign trademarks (including service marks and trade names, whether registered or at common law), registrations and applications therefor.

         "Transactions" has the meaning assigned thereto in Section 1.2(a).

         "Transfer Taxes" has the meaning assigned thereto in Section 5.7.

         "U.K. Shareholder Approval" has the meaning assigned thereto in Section 4.2.

         IN WITNESS WHEREOF, Welbilt Corporation, Berisford Acquisition Corporation and Scotsman Industries, Inc. have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.



                                          WELBILT CORPORATION



                                          By: /s/ Andrew Roake
                                              ----------------------------------
                                          Name:    Andrew Roake
                                          Title:   Chief Executive Officer


                                          BERISFORD ACQUISITION CORPORATION



                                          By: /s/ Andrew Roake
                                              ----------------------------------
                                          Name:    Andrew Roake
                                          Title:   President and Secretary


                                          SCOTSMAN INDUSTRIES, INC.



                                          By: /s/ R. C. Osborne
                                              ----------------------------------
                                          Name:    R. C. Osborne
                                          Title:   Chairman and CEO

         The undersigned has reviewed the foregoing Agreement and Plan of Merger and agrees to be bound by the provisions of Section 5.4(d) thereof.




                                          BERISFORD PLC



                                          By: /s/ David Williams
                                              ----------------------------------
                                          Name:    David Williams
                                          Title:   Chief Executive Officer

                                                                         ANNEX A

                             CONDITIONS TO THE OFFER

                  Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger of which this Annex A is a part. Notwithstanding any other provision of the Offer, but subject, in all cases, to Parent's and Purchaser's obligations set forth under the Merger Agreement, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for any tendered Shares, unless (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares which, when added to the Shares, if any, beneficially owned by Parent or Purchaser, would constitute at least a majority of the Shares outstanding on a fully diluted basis (the "Minimum Condition"), (ii) any applicable waiting period under the HSR Act shall have expired or been terminated and any consent required from a foreign Governmental Entity has been obtained, where the failure to obtain such consent would reasonably be expected to have a Material Adverse Effect on the Company or Parent, (iii) the U.K. Shareholder Approval shall have been granted, and (iv) approval under any applicable European antitrust law applicable to the purchase of Shares pursuant to the Offer has been obtained where the failure to obtain such approval would reasonably be expected to have a Material Adverse Effect on the Company or Parent. Furthermore, notwithstanding any other term of the Offer, but subject, in all cases, to Parent's and Purchaser's obligations set forth under the Merger Agreement, Purchaser shall not be required to accept for payment or, subject as aforesaid, to pay for any Shares not theretofore accepted for payment or paid for, and may terminate the Offer at any time if, at any time on or after the date of the Merger Agreement and before the acceptance of such Shares for payment or the payment therefor, any of the following conditions exists (other than as a result of any action or inaction of Parent or any of its Subsidiaries that constitutes a breach of the Merger Agreement):

         (a) there shall be threatened or pending by a Governmental Entity any suit, action or proceeding (i) seeking to prohibit or impose any material limitations on Parent's or Purchaser's ownership or operation (or that of any of their respective Subsidiaries or Affiliates) of all or a material portion of their or the Company's businesses or assets, taken as a whole, (ii) seeking to compel Parent or Purchaser or their respective Subsidiaries and Affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective Subsidiaries, in each case taken as a whole, as a result of the Offer or the Transactions, (iii) challenging the acquisition by Parent or Purchaser of any Shares pursuant to the Offer, (iv) seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other Transactions, (v) seeking to obtain from the Company any damages that would reasonably be expected to have a Material Adverse Effect on the Company, (vi) seeking to impose material limitations on the ability of Purchaser, or rendering Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, (vii) seeking to impose material limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, or (viii) which otherwise would reasonably be expected to have a Material Adverse Effect on the Company or, as a result of the Transactions, Parent and its Subsidiaries; or

         (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger by any Governmental Entity, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (viii) of paragraph (a) above; or

         (c) there shall have occurred after the commencement of the Offer and continued to exist for not less than three business days (1) any general suspension of trading in, or limitation on prices for, securities on the New York or London Stock Exchanges, (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions and excluding any coordinated trading halt triggered as a result of a specified decrease in a market index), (2) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United Kingdom or the United States, (3) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United Kingdom or the United States, (4) any limitation (whether or not mandatory) by any United States governmental authority or agency that has a material adverse effect generally on the extension of credit by banks or other financial institutions, which in any case would reasonably be expected to have a Material Adverse Effect on the Company or materially adversely affect Parent's or Purchaser's ability to complete the Offer and the Merger; or

         (d) the representations and warranties of the Company set forth in the Merger Agreement shall not be true and correct in each case at the date of the Merger Agreement and at the date of consummation of the Offer as though made on or as of such date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and correct as of such date or with respect to such period) or the Company shall have breached or failed to perform or comply with any obligation, agreement or covenant required by the Merger Agreement to be performed or complied with by it except, in each case, where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), or the failure to perform or comply with such obligations, agreements or covenants, do not, individually or in the aggregate, have a Material Adverse Effect on the Company or a materially adverse effect on the ability of the Company, Parent or Purchaser to consummate the Offer or the Merger; or

         (e) the Company's Board of Directors (i) shall have withdrawn, or modified or changed in a manner adverse to Parent or Purchaser (including by amendment of the Schedule 14D-9) its recommendation of the Offer, the Merger Agreement, or the Merger, (ii) shall have recommended a Takeover Proposal, or
(iii) shall have adopted any resolution to effect any of the foregoing; or

         (f) any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act), other than Parent, Purchaser or their affiliates or any group of which any of them is a member, shall have acquired or announced its intention to acquire beneficial ownership (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the Shares; or

         (g) the Merger Agreement shall have been terminated in accordance with its terms.

         The foregoing conditions are for the sole benefit of Parent and Purchaser and may, subject to the terms of the Merger Agreement, be waived by Parent or Purchaser, in whole or in part, at any time and from time to time, in the sole discretion of Parent or Purchaser. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.


                                      iii